POWER OF ATTORNEY

TO SIGN REGISTRATION STATEMENTS

The undersigned, Trustees of Securian Funds Trust (the “Trust”), appoint David M. Kuplic, Eric J. Bentley and Michael J. Radmer, and each of them individually, as attorney-in-fact for the purpose of signing in their names and on their behalf as Trustees of the Trust and filing with the Securities and Exchange Commission Registration Statements on Form N-1A, or any amendments thereto, for the purpose of registering shares of Common Stock of the Trust for sale by the Trust under the Securities Act of 1933 (Registration No. 2-96990) and registering the Trust under the Investment Company Act of 1940 (Registration No. 811-4279).

Dated: January 26, 2012	/s/ Julie K. Getchell
Julie K. Getchell

/s/ Linda L. Henderson
Linda L. Henderson

/s/ William C. Melton
William C. Melton

/s/ Gregory S. Strong
Gregory S. Strong

POWER OF ATTORNEY

TO SIGN REGISTRATION STATEMENTS

The undersigned, Trustee of Securian Funds Trust (the “Trust”), appoint David M. Kuplic, Michael T. Steinert and Michael J. Radmer, and each of them individually, as attorney-in-fact for the purpose of signing in their names and on their behalf as Trustees of the Trust and filing with the Securities and Exchange Commission Registration Statements on Form N-1A, or any amendments thereto, for the purpose of registering shares of Common Stock of the Trust for sale by the Trust under the Securities Act of 1933 (Registration No. 2-96990) and registering the Trust under the Investment Company Act of 1940 (Registration No. 811-4279).

Dated: February 1, 2017	/s/ David M. Kuplic
David M. Kuplic